Exhibit 11.1

1500 - 1140 W. Pender Street

Vancouver, BC V6E 4G1

tel 604.687.4747 | fax 604.689.2778

700 - 2755 Lougheed Hwy.

Port Coquitlam, BC V3B 5Y9

tel 604.941.8266 | fax 604.941.0971

200 - 1688 152 Street

Surrey, BC V4A 4N2

tel 604.531.1154 | fax 604.538.2613

WWW.DMCL.CA

Consent of Independent Auditors

We hereby consent to the use in this Offering Circular constituting a part of this Offering Statement on Form 1-A, of our report dated February 9, 2021 on the consolidated statements of financial position of Zenlabs Holdings Inc. as of September 30, 2020, September 30, 2019 and October 1, 2018 and the related consolidated statements of comprehensive loss, changes in shareholders’ equity, and cash flows for the years ended September 30, 2020 and 2019 which is contained in this Offering Statement. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Offering Statement.

DALE MATHESON CARR-HILTON LABONTE LLP

/s/ DMCL

Chartered Professional Accountants

Vancouver, British Columbia

September 9, 2021